Exhibit 10.35
NOTE

$5,000,000	New York, New York July 26, 2007
FOR VALUE RECEIVED, the undersigned, Rio Vista Energy Partners L.P., a Delaware limited partnership (the “Borrower”), hereby unconditionally promises to pay to the order of RZB Finance LLC (the “Lender”) in immediately available funds the principal amount of Five Million United Stated Dollars (US$5,000,000) payable on DEMAND but in any event not later than July 19, 2008, provided that the final payment on July 19, 2008 shall equal the entire principal balance outstanding hereunder on such date, and to pay interest on the unpaid principal amount hereof for the period commencing on the date hereof until payment in full at the rates per annum and on the dates provided in the Loan Agreement dated the date hereof between the Borrower and the Lender (as it may from time to time be amended, supplemented or otherwise modified, the “Agreement”) and as calculated therein.
All indebtedness outstanding under this Note shall bear interest (computed in the same manner as interest on this Note prior to maturity) after the occurrence of any Event of Default as set forth in the Agreement at the Default Rate (as such term is defined in the Agreement), and all such interest shall be payable on demand.
Payments of both principal and interest on this Note are to be made at the office of the Lender provided for in the Agreement in United States Dollars and in immediately available funds.
All capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.
This Note is the Note referred to in the Agreement and evidences the Loan made by the Lender thereunder. This Note is entitled to certain security, and is secured, without limitation, by the Security Documents executed by the Borrower.
This Note is subject to prepayment upon the terms and conditions of the Agreement and is entitled to the benefits thereof.
At any time, upon demand by the Lender, the principal amount of and accrued interest on this Note may be declared to be, or, in the case of certain Events of Default, shall automatically become, due and payable in the manner and with the effect provided in the Agreement.

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
The Borrower shall pay all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Lender in connection with collection of this Note.
THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED HEREBY, THIS NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION HEREWITH OR THEREWITH.
Except to the extent such waiver is prohibited by law, the Borrower waives presentment, demand and protest and notice of presentment, demand, protest and non-payment and any other notice of any kind in connection with this Note.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

Rio Vista Energy Partners L.P.

By: Rio Vista GP LLC, its General Partner

By: Name:	/s/ Ian Bothwell Ian Bothwell
Title:	Acting Chief Executive Officer